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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in the Registration Statement of Whitney Information Network, Inc. on Form S-1 of our report dated April 12, 2005 on the consolidated financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 of Whitney Information Network, Inc. appearing in the Prospectus, which is part of the Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC

January 11, 2006
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM